Exhibit 10.2

 JOINDER AGREEMENT
AND CONSENT AND WAIVER

THIS JOINDER AGREEMENT AND CONSENT AND WAIVER (this “Agreement”), dated as of February 27, 2013, is by and among WISCONSIN SPECIALTY PROTEIN, LLC, a Wisconsin limited liability company (the “Subsidiary”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Administrative Agent”) and the Lenders currently party to that certain Amended and Restated Loan Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), dated as of March 21, 2012, by and among Omega Protein Corporation (the “Parent”) and Omega Protein, Inc., each as a Borrower, and collectively as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender, and each Lender from time to time party thereto. All of the defined terms in the Loan Agreement are incorporated herein by reference.

The Loan Parties are required by Section 7.19 of the Loan Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees with the Administrative Agent and Lenders as follows:

1.     Joinder. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Loan Agreement and a “Guarantor” and a “Loan Party” for all purposes of the Loan Agreement, and shall have all of the obligations of a Loan Party thereunder as if it had executed the Loan Agreement. The Subsidiary hereby makes, as of the date hereof, all of the representations and warranties contained in Article VI of the Loan Agreement, and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions, covenants and conditions applicable to the Loan Parties contained in the Loan Agreement.

2.     Representations and Warranties. The Subsidiary hereby represents and warrants to Administrative Agent and Lenders that the information contained on Schedules 6.06, 6.14, 6.16, 6.17, 6.18 and 8.01 attached hereto is true, complete and correct. Such Schedules shall be considered to be supplements to the corresponding Schedules attached to the Loan Agreement.

3.     Notice. The address of the Subsidiary for purposes of all notices and other communications is the same as the address for Borrowers and Guarantors set forth in Section 11.01 of the Loan Agreement.

4.     Consent and Waiver. Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between Subsidiary and Parent, Parent acquired all of the Equity Interests of Subsidiary through Parent’s wholly-owned Subsidiary, Project Artisan, LLC, a Wisconsin limited liability company, which merged into Subsidiary with Subsidiary being the surviving entity. Subsidiary’s facilities are located at a certain property in Reedsburg, Wisconsin (the “Reedsburg Facility”) pursuant to that certain Lease Agreement (as amended, collectively, the “Lease”) dated May 30, 2008 between WSP Reedsburg Properties, LLC (“Reedsburg Landlord”) and Subsidiary. Pursuant to that certain Amendment to Lease dated as of March 31, 2011 by and between Subsidiary and Reedsburg Landlord, Reedsburg Landlord possesses a first priority Lien in all of Subsidiary's assets including, but not limited to, goods, equipment, accounts, general intangibles and proceeds. Reedsburg Landlord refuses to consent to Subsidiary granting to Administrative Agent on behalf of the Secured Parties a second priority Lien in the assets, and requires that Parent guarantee the obligations of Subsidiary under the Lease. Parent desires (i) to acquire the Equity Interests in Subsidiary without causing Subsidiary to grant a Lien against all of its assets in favor of Administrative Agent on behalf of the Secured Parties, which violates the terms of Sections 7.14 and 7.19 of the Loan Agreement, and (ii) to guarantee the obligations of Subsidiary under the Lease, which violates the terms of Section 8.04 of the Loan Agreement. At the request of Borrowers, Administrative Agent hereby:

(a)     consents to the acquisition by Parent of Subsidiary without causing Subsidiary to grant a Lien against all of its assets;

(b)     consents to Parent guaranteeing the obligations of Subsidiary under the Lease; and

(c)     waives any Event of Default that, but for such consent, would be caused by the transactions described in clauses (a) and (b).

5.     Agreements. Borrowers agree to the following additional terms:

(a)     Borrowers acknowledge that no assets owned by Subsidiary will be included in the calculation of the Asset Coverage Ratio until such time as Administrative Agent, for the benefit of the Secured Parties, obtains a perfected first priority Lien on such assets, unencumbered by any other Liens except the Permitted Liens, provided that at such time the Liens in favor of Reedsburg Landlord shall no longer be Permitted Liens;

(b)     Borrowers confirm that the assets owned by Subsidiary are subject to the Negative Pledge set forth in Section 8.01 of the Loan Agreement;

(c)     In the event that, one (1) year from closing the transaction contemplated by the Merger Agreement, Subsidiary continues to own assets located at the Reedsburg Facility, Borrowers and Subsidiary will enter into discussions with Administrative Agent to mutually agree upon whether Subsidiary will grant a Lien on said assets in favor of Administrative Agent, on behalf of the Secured Parties; and

(d)     In the event Subsidiary purchases the Reedsburg Facility, or moves the assets located there to another location, Subsidiary will immediately grant a Lien on said assets in favor of Administrative Agent, on behalf of the Secured Parties.

6.     No Other or Future Consent or Waiver. The consent and waiver provided in Section 4 above shall not be deemed to be a consent to, or a waiver of, any transaction in violation of any other covenant or requirement under the Loan Agreement or any other Loan Document, nor shall it constitute an agreement to grant any similar or other consent or waiver in the future.

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7.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.     CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS (BUT NOT THE RULES GOVERNING CONFLICT OF LAWS) OF THE STATE OF TEXAS.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent and each Lender have caused the same to be accepted by their authorized officers, as of the day and year first above written.

SUBSIDIARY: WISCONSIN SPECIALTY PROTEIN, LLC

By:	/s/ John D. Held
John D. Held, Vice President

Acknowledged and accepted: WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and Lender

By:	/s/ Geri E. Landa
Geri E. Landa, Senior Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Seth LaRoche
Seth LaRoche, Vice President

Joinder Agreement and Consent and Waiver – Signature Page